Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the three months period ended December 31, 2008 of the MacroShares $100 Oil Down Trust (the "Registrant"), as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), I, Samuel Masucci, III, principal executive officer of MACRO Securities Depositor, LLC, which acts as the depositor for the Registrant (the "Depositor"), certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.

The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in the Quarterly Report fairly represents, in all material respects, the financial condition and result of operations of the Registrant.

Date: February 17, 2009

/s/ SAMUEL MASUCCI, III
Samuel Masucci, III
Chief Executive Officer of Depositor, on behalf of Registrant